Exhibit 10.7

September 2, 2020

Volkswagen Group of America Investments, LLC

220 Ferdinand Porsche Dr.

Herndon, VA 20171

Attn: Kevin Duke

Re: QuantumScape Corporation – Side Letter Agreement Re: Pre-Closing Rights

Ladies and Gentlemen:

Reference is made to (a) that certain Business Combination Agreement (the “BCA”) among Kensington Capital Acquisition Corp. (“Kensington”), Kensington Merger Sub Corp. ("Merger Sub"), and QuantumScape Corporation (the “Company”), and (b) that certain Stockholder Support Agreement (the “Support Agreement”) among Kensington, Volkswagen Group of America Investments, LLC (“VWGoAI”) and certain other stockholders of the Company, each of which is being entered into concurrently with this letter agreement. Capitalized terms used but not defined herein shall have the meanings assigned to them in the BCA or, if not defined herein or in the BCA, the meanings assigned to them in the Support Agreement.

In consideration of the mutual promises and covenants set forth herein and in the Support Agreement, Kensington, the Company and VWGoAI hereby agree as follows:

1.Registration Statement and Proxy Statement.  Prior to the filing of the Registration Statement and the Proxy Statement (or any amendment or supplement thereto) with the SEC, the Company and Kensington shall provide VWGoAI with a reasonable opportunity to review and comment on the Registration Statement and the Proxy Statement (or any amendment or supplement thereto), together with any proposed exhibits thereto, in advance (including the proposed final versions of such documents) and consider in good faith any reasonable comments or requests to seek confidential treatment submitted by VWGoAI or its representatives with respect to any disclosures proposed to be included in the Registration Statement and the Proxy Statement (or any amendment or supplement thereto), together with any proposed exhibits thereto, including disclosures regarding or involving VWGoAI or any of its affiliates, including the Joint Venture Arrangements.  The Company and Kensington shall promptly provide copies to VWGoAI of any written comments received from the SEC with respect to the Registration Statement and the Proxy Statement (or any amendment or supplement thereto) and promptly advise VWGoAI of any oral comments received from the SEC.  Prior to mailing the Registration Statement or Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company and Kensington shall provide VWGoAI with a reasonable opportunity to review and comment on such document or response in advance (including the proposed final version of such document or response) and consider in good faith any comments provided by VWGoAI or its representatives with respect to any disclosures proposed to be included in such document or response or requests to seek confidential treatment, including with respect to disclosures regarding or involving VWGoAI or any of its affiliates, including the Joint Venture Arrangements.

2.Notices under the BCA.  The Company and Kensington shall, and Kensington shall cause Merger Sub to, deliver a copy of any written notice, request, instruction or other written communication or document it gives or makes under the BCA substantially concurrently to VWGoAI.

3.Representations and Warranties of Kensington.  Kensington hereby represents and warrants to VWGoAI as follows:

a.

The execution and delivery by Kensington of this letter agreement does not, and the performance of this letter agreement by Kensington will not, (i) conflict with or violate the governing documents of Kensington, (ii) conflict with or violate any Law applicable to Kensington, (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than a Permitted Lien) on any property or asset of Kensington pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Kensington is a party or by which Kensington is bound or (iv) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except, with respect to clauses (ii), (iii) and (iv), for any such conflicts, violations, breaches, defaults, consents, approvals, authorizations, permits or filings or other occurrences that, individually or in the aggregate, are not reasonably expected to prevent, materially delay or materially impede the performance by Kensington of its obligations under this letter agreement.

b.

Kensington has all necessary power and authority to execute and deliver this letter agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery by Kensington of this letter agreement, the performance by Kensington of its obligations hereunder and the consummation by Kensington of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action and no other corporate actions on the part of Kensington are necessary to authorize this letter agreement or to consummate the transactions contemplated hereby.  This letter agreement has been duly and validly executed and delivered by Kensington and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of Kensington, enforceable against Kensington in accordance with its terms subject to the Remedies Exceptions.

c.

Kensington has, jointly with the Company, delivered to VWGoAI a true, correct and complete copy of the execution version of each side letter with investors in the Company entered into or intended to be entered into in the context of the signing or the closing of the BCA, and there are no other such side letters with investors in the Company in effect on the date hereof or intended to be entered into by either Kensington or the Company.

4.Representations and Warranties of the Company.  The Company hereby represents and warrants to VWGoAI as follows:

a.

The execution and delivery by the Company of this letter agreement does not, and the performance of this letter agreement by the Company will not, (i) conflict with or violate the governing documents of the Company, (ii) conflict with or violate any Law applicable to the Company, (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than a Permitted Lien) on any property or asset of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company is bound or (iv) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except, with respect to clauses (ii), (iii) and (iv), for any such conflicts, violations, breaches, defaults, consents, approvals, authorizations, permits or filings or other occurrences that, individually or in the aggregate, are not reasonably expected to prevent, materially delay or materially impede the performance by the Company of its obligations under this letter agreement.

b.

The Company has all necessary power and authority to execute and deliver this letter agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery by the Company of this letter agreement, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action and no other corporate actions on the part of the Company are necessary to authorize this letter agreement or to consummate the transactions contemplated hereby.  This letter agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to the Remedies Exceptions.

c.

The Company has, jointly with Kensington, delivered to VWGoAI a true, correct and complete copy of the execution version of each investor side letter entered into or intended to be entered into in the context of the signing or the closing of the BCA, and there are no other such investor side letters in effect on the date hereof or intended to be entered into by either the Company or Kensington.

5.Cost reimbursement.  Notwithstanding anything to the contrary in this letter agreement or the Support Agreement, Kensington and the Company shall reimburse VWGoAI for its reasonable and documented expenses incurred in connection with this letter agreement, the Support Agreement, the BCA and the transactions contemplated hereby and thereby, not to exceed $200,000.

6.Miscellaneous.  Section 9 of the Support Agreement is incorporated herein by reference, mutatis mutandis.

[Signature page follows]

Very truly yours,

QUANTUMSCAPE CORPORATION

By:	/s/ Jagdeep Singh
Name:	Jagdeep Singh
Title:	Chief Executive Officer

Agreed and Accepted:

KENSINGTON CAPITAL ACQUISITION CORP.

By:	/s/ Justin Mirro
Name:	Justin Mirro
Title:	Chief Executive Officer

VOLKSWAGEN GROUP OF AMERICA INVESTMENTS, LLC

By:	/s/ Kevin Duke
Name:	Kevin Duke
Title:	VP & Secretary

[Signature Page to Side Letter Agreement (Pre-Closing Rights)]